UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2022

MISSION PRODUCE, INC.
(Exact name of Registrant as specified in its charter)
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Delaware	001-39561	95-3847744
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(IRS Employer Identification No.)

2710 Camino Del Sol, Oxnard, California		93030
(Address of Principal Executive Offices)		(Zip code)

Registrant’s telephone number, including area code: (805) 981-3650

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AVO	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
On April 13, 2022, Mission Produce, Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”), virtually on the Internet. A total of 48,332,334 shares of the Company’s common stock, representing approximately 68% of the 70,631,525 shares outstanding and entitled to vote as of the February 18, 2022 record date for the Annual Meeting, were represented, constituting a quorum.

Stockholders were asked to vote on three (3) proposals set forth in our Proxy Statement dated February 28, 2022, which was filed with the Securities and Exchange Commission. The results of the voting at the Annual Meeting are set forth below:
Proposal 1— Election of Directors

	Shares Voted
Director Nominee	For	Withheld	Broker Non-Votes
Luis A. Gonzalez	33,888,936	4,932,460	9,510,938
Bruce C. Taylor	33,601,642	5,219,754	9,510,938
Shaunte D. Mears-Watkins	36,574,154	2,247,242	9,510,938
Proposal 2 — Advisory vote on the frequency of advisory votes to approve executive compensation

Shares Voted
One Year	Two Years	Three Years	Abstain	Broker Non-Votes
38,777,779	21,490	4,623	17,504	9,510,938
Proposal 3 — Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2022

Shares Voted
For	Against	Abstain
48,310,235	14,254	7,845

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISSION PRODUCE, INC.

/s/ Joanne C. Wu
Joanne C. Wu
General Counsel and Secretary
Date: April 14, 2022